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                                                                Exhibit 3(b)2

                                 NOTICE OF ASSIGNMENT

                                          BY

             PADCO FINANCIAL SERVICES, INC. TO CONSECO EQUITY SALES, INC.

                                          OF

     GROUP SELLING AGREEMENTS AMONG CONSECO VARIABLE INSURANCE COMPANY (FORMERLY
      GREAT AMERICAN RESERVE INSURANCE COMPANY), PADCO FINANCIAL SERVICES, INC.,
           AND BROKER-DEALERS AND INSURANCE AGENTS NAMED IN THE AGREEMENTS



     Effective November 2, 1998, PADCO Financial Services, Inc. assigns and transfers the rights and obligations of the Underwriter set forth in Group Selling Agreements among Conseco Variable Insurance Company (formerly Great American Reserve Insurance Company), PADCO Financial Services, Inc., and Broker-Dealers and Insurance Agents named in the Agreements, pertaining to the distribution and sale of individual variable annuity contracts (the "Contracts") issued by Conseco Variable Insurance Company and funded through Rydex Advisor Variable Annuity Account, a separate account of Conseco Variable Insurance Company, to Conseco Equity Sales, Inc. On and after the effective date of this assignment and transfer, PADCO Financial Services, Inc. shall cease serving as Underwriter under the Group Selling Agreements and Conseco Equity Sales, Inc. shall commence serving as Underwriter under the Agreements. The rights and obligations of Conseco Equity Sales, Inc. under the Group Selling Agreements are limited to rights and obligations with respect to Contracts distributed and sold under the Agreements on and after the effective date of the assignment.


                         PADCO FINANCIAL SERVICES, INC.


                         By:
                            -----------------------------------------
                              Albert P.  Viragh, Inc.,  President


                         CONSECO EQUITY SALES, INC.


                         By:
                            -----------------------------------------
                              L.  Gregory Gloeckner, President


                         CONSECO VARIABLE INSURANCE COMPANY


                         By:
                            -----------------------------------------
                              David A. White, Vice President